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                                                                    EXHIBIT 23.2


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of LIFE Financial Corporation on Form S-8 of our report dated March 24, 2000 appearing in the Annual Report on Form 10-K of LIFE Financial Corporation for the year ended December 31, 1999.


/s/ GRANT THORTON LLP


Irvine, California
March 24, 2000